Exhibit 99.28
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-G
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B
           6.569%           6.688%           6.67%            6.62%            6.66%            6.92%
           Asset            Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $114,054,386.49  $          0.00  $          0.00  $          0.00  $          0.00  $          0.00

Interest
Paid       $  1,182,420.00  $  2,006,400.00  $  6,469,900.00  $  4,934,106.67  $  1,394,564.04  $    616,318.27

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Total Servicing Fees Paid:  $  3,333,346.21


